Exhibit 3.1(i)(a)

Business Number E32388472023 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20255261473 Filed On 10/24/2025 9:40:00 AM Number of Pages 1 /s/ Mark Archer Signature of Officer